EXHIBIT 10.3

MORTGAGE LOAN PURCHASE AGREEMENT

MORTGAGE LOAN PURCHASE AGREEMENT (“Agreement”) dated   ______ between First Trinity Financial Corporation (“First Trinity”), a company organized under the laws of the State of Oklahoma, and Texas Republic Capital Corporation (“Texas Republic”), a company organized under the laws of the State of Texas.

Texas Republic and First Trinity agree as follows:

1.
PURCHASE AND SALE OF RECEIVABLES AND RELATED ASSETS: Texas Republic desires to sell and transfer to First Trinity, and First Trinity desires to purchase from Texas Republic, all of Texas Republic’s interest in the Receivables identified on Exhibit “A” hereto, including all servicing rights relating thereto upon such terms as are set forth below. The term “Receivables” means:

a.	All debts and obligations, including but not limited to the obligations of any cosigner or guarantor;

b.	All security instruments securing the debts and obligations, including but not limited to mortgages, deeds of trust, and deeds to secure debt;

c.
All instruments and documents evidencing or related to the debts and obligations, including but not limited to credit reports, lien search reports, files, and ledger cards or their computer equivalent;

d.	All policies or certificates of insurance in force on collateral securing any debt or obligation or insuring Texas Republic as the owner or otherwise as a party in interest; and

e.	All pending insurance claims and proceeds related to the debts or collateral.

2.
DETERMINATION OF PURCHASE PRICE:  The purchase price for the receivables is set forth on the Closing Statement attached as Exhibit “A”. If after the execution of the Closing Statement, it appears that an error occurred in computation of the purchase price, the party owing the amount that will correct the overpayment or underpayment, as the case maybe, must promptly pay such amount to the other party upon submission of reasonable evidence of such error.

3.	REPRESENTATIONS AND WARRANTIES OF TEXAS REPUBLIC: Texas Republic represents and warrants to the First Trinity that:

a.
The Receivables are valid and binding obligations of the obligors, having been prepared or recorded by a licensed attorney or an accredited title insurance company, enforceable according to their respective terms, except as may be limited by bankruptcy or receivership.

b.
The Receivables were executed by person(s) purported to be the obligor(s) and contain no forged or unauthorized signatures, and the parties thereto were of full age and capacity to contract at the time of execution;

c.	There are no written or oral agreements that vary any of the terms of the Receivables, except as set forth in the documents constituting the Receivables;

d.	That the property securing the Receivables is free and clear of toxic substances, including asbestos and wastes or other environmental hazards.

e.
The Receivables were not originated or closed in a manner which violated, or now violates any Federal, State, or Local laws, ordinances, regulations or rulings (including, without limitation, Federal and State “truth-in-lending” laws and other consumer protection laws, Federal and State equal credit opportunity laws, the Federal Real Estate Settlement Procedures Act of 1974, the Federal Serviceman’s Readjustment Act of 1944 and the National Housing Act) including but not limited to the Federal Consumer Credit Protection Act (“Truth-In-Lending”) and Regulation Z, and the Federal Equal Credit Opportunity Act and Regulation B.

f.	Texas Republic is the sole owner of the Receivables, free and clear of any liens or other claims relating to the ownership of the Receivables;

g.	No Receivable is sixty days or more contractually past due, in bankruptcy, had any property repossessed in litigation, a “skip” or a judgment account;

h.
All information concerning the Receivables and the obligors thereon is truly and complete. Information supplied by obligors or other third parties is true and complete to Texas Republic’s best knowledge;

i.	No obligor has a defense, right of set-off or counterclaim against the Texas Republic;

j.	Texas Republic did not enter into any written or oral agreements that vary any of the terms of the Receivables, except as set forth in the documents constituting the Receivables;

k.	All liens included in the receivables are valid, perfected first liens on the Property described; and

l.	The original principal face amount of each of the Receivables has been advanced to the obligors.

4.	TEXAS REPUBLIC’S AUTHORITY: Texas Republic represents and warrants to First Trinity that:

a.	This Agreement is enforceable against Texas Republic in accordance with its terms; and

b.	The signing and delivery by Texas Republic of, and the performance of, this Agreement does not:

i.	Violate the articles of incorporation or by-laws of Texas Republic;

ii.	Breach or result in a default under any existing contractual obligation of Texas Republic; or

iii.	Violate or breach any statute, judicial or administrative decree, order or ruling applicable to Texas Republic or to the Receivables.

5.	REPRESENTATIONS AND WARRANTIES OF FIRST TRINITY: First Trinity represents and warrants to Texas Republic that:

a.	This Agreement is enforceable against First Trinity in accordance with its terms; and

b.	The signing and delivery by First Trinity of, and the performance of its agreements in this Agreement does not:

i.	Violate the Articles of Incorporation or By-Laws of First Trinity;

ii.	Breach or result in a default under any existing contractual obligation of First Trinity; or

iii.	Violate or breach any statute, judicial or administrative decree, order or ruling applicable to First Trinity or to the Receivables.

6.	DELIVERIES BY TEXAS REPUBLIC: Texas Republic must deliver to First Trinity at the closing (except as may be specifically waived in writing by the First Trinity):

a.	The Receivables listed on Exhibit A;

b.	Individual assignments of mortgages in a form acceptable to First Trinity; and

c.	Any other necessary and proper documents to assign to First Trinity Texas Republic’s interest in property securing the Receivables.

7.	COVENANTS OF TEXAS REPUBLIC: Texas Republic covenants as follows:

a.
From the date of the closing, Texas Republic will warrant and defend the title of First Trinity to all of the Receivables. Upon request of First Trinity, Texas Republic at its own expense will do, execute, acknowledge and deliver, such instruments and own expense will do, execute, acknowledge and deliver, such instruments and other documents that may be reasonably required to carry out any of the provisions of this agreement.

b.
All sums received by or on behalf of Texas Republic after the date of the closing in payment of the Receivables are received for the account of First Trinity and will be promptly paid over to First Trinity by Texas Republic.

8.
ADMINISTRATION OF RECEIVABLES:  Should any of the Receivables be paid in full at any time subsequent to the date of this Agreement by the obligor(s), either pursuant to the payment schedule or otherwise, First Trinity shall be entitled to receive and retain the funds received without any obligation to account to Texas Republic. Texas Republic acknowledges that this transaction is a sale of the Receivables and not a loan or extension of credit.

9.
COSTS AND EXPENSES:  First Trinity and Texas Republic must pay their individual costs and expenses incurred in connection with this transaction, including without limitation, fees and disbursements of their respective professional advisers. Neither party has any recourse, right of offset or other claim against the other for those costs and expenses.

10.
INDEMNITY: Texas Republic agrees to defend, indemnify and hold harmless First Trinity and its respective parents, officers, directors, employees, successors and assigns against any and all losses, damages, claims, suits, proceedings, liabilities, costs and expenses, including reasonable attorneys fees incurred by reason of any representation or warranty made by Texas Republic in or in connection with this Agreement having been untrue or incorrect in any material respect when made or deemed made, or the breach by Texas Republic of any covenant or agreement made by it in this Agreement, or by reason of any action or proceeding being instituted by any person based upon an allegation or assertion which, if true, would indicate the existence of any of the above circumstances.

11.	NOTICES: All notices and other communications under this Agreement will be in writing and will be deemed to have been duly given if delivered or mailed first class, postage prepaid:

a.	If to Texas Republic, to:	Texas Republic Capital Corporation
115 Wild Basin Road, Suite 306
Austin, Texas 78746
Attn: Tim Miller

b.	If to First Trinity, to:	First Trinity Financial Corporation
7633 East 63rd Place, Suite 230
Tulsa, Oklahoma 74133
Attn: Jeffrey I. Wood

12.
SEVERABILITY:  If a court holds that any provision of this Agreement is for any reason invalid, the provision must be enforced to the extent to which it is valid; the parties may enforce the remaining provisions of this Agreement as written, unless enforcement is in manifest violation of the present intention of the parties reflected in this Agreement.

13.
SPECIFIC PERFORMANCE:  First Trinity and Texas Republic recognize that each may be irreparably damaged if this Agreement is not specifically enforced and, therefore, agree that any right or obligation under this Agreement is enforceable in a court of equity by a decree of specific performance. Such remedy, however, is cumulative and not exclusive of any other remedy at law or equity.

14.
ENTIRE AGREEMENT:  This Agreement and all the documents delivered pursuant to this Agreement constitute the entire agreement between the parties and supersedes, merges, combines and completely integrates any prior understanding or oral agreements between the parties respecting the subject matter hereof. Any amendment of this Agreement is ineffective unless in writing signed by both First Trinity and Texas Republic.

15.
WAIVERS:  Any waiver of any term of this Agreement is ineffective unless granted in writing signed by the party entitled to the performance of such term. A waiver of any term of this Agreement by any party is not a waiver by such party of any other term under this Agreement nor will a waiver of any breach of a term, condition or obligation constitute a waiver of subsequent breach of the same term, condition or obligation or of any of its attendant rights.

16.
GOVERNING LAW:  This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the state of Oklahoma and shall be due and performable in Tulsa County, Oklahoma.

17.	EXHIBITS: The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

18.
CONFIDENTIALITY:  Texas Republic and First Trinity hereby acknowledge and agree that this Agreement shall be kept confidential and its contents will not be divulged to any party without the other party’s consent except to the extent that it is appropriate for Texas Republic or First Trinity to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

Agreed to and Accepted by:

First Trinity Financial Corporation	Texas Republic Capital Corporation
First Trinity	Texas Republic

By: _____________________	By: _____________________
Name: Jeffrey J. Wood	Name: Tim Miller
Title: CFO, Secretary and Treasurer	Title: President & CEO